UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) September 13, 2012

Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051
(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 13, 2012, a lawsuit was filed derivatively by an alleged stockholder of Assisted Living Concepts, Inc. (the “Company”) against certain of the Company’s current and former executive officers and directors and the Company, as nominal defendant.  The complaint, which has not yet been served on the Company, is captioned George Passaro, Individually and Derivatively on Behalf of Assisted Living Concepts, Inc. v. Laurie A. Bebo, et al., Case No. 12CV010106, and was filed in the Milwaukee County Circuit Court for the State of Wisconsin.  The complaint alleges that the individual defendants breached their fiduciary duties to exercise good faith to ensure that the Company was operated in a diligent, honest and prudent manner, and to exercise good faith in taking appropriate action to prevent and correct certain issues relating to the Company’s legal and regulatory compliance.  The lawsuit seeks damages and other relief in favor of the Company and the plaintiff’s costs and disbursements with respect to the litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 20, 2012

By:	/s/ John Buono
John Buono Senior Vice President, Chief Financial Officer and Treasurer